PRIVATE LABEL NATIONAL RESELLER AGREEMENT

This PRIVATE LABEL NATIONAL RESELLER AGREEMENT	("Agreement") is
entered into as of this 1st of July 2005 (the "Effective Date"), between Nymbus Interactive Solutions, LLC, a Tennessee limited liability company whose primary business address is 1241 Archwood Drive, Clarksville, TN 30742 (Manufacturer), and TotalMed Systems, Inc., a Florida corporation whose primary business address is 1200 SE Maynard Road, Suite 203, Cary, NC 27511 (PRIVATE LABEL NATIONAL RESELLER).

NOW THEREFORE, 	in consideration of the mutual promises
hereinafter contained, the adequacy and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:
1.	DEFINITIONS
a)	"Customer(s)" or "Licensee(s)" means PRIVATE LABEL
NATIONAL RESELLER's and -user customer(s).

b)	"Software" means one or more computer programs in
object code format, whether stand-alone or bundled with other Products. And/or related documentation provided to PRIVATE LABEL NATIONAL RESELLER under this Agreement.

c)	"Product" means an Software licensed under this
Agreement that is determined by Manufacture to be available for Manufacturer upon receipt of PRIVATE
LABEL NATIONAL RESELLER's order. "Custom Products" means Products that are developed or configured to meet PRIVATE LABEL NATIONAL RESELLER or Customer requirements.

d)	"Support" means standard service, such as Software
updates and maintenance, Software Systems deployment or training. "Customer Support" means Support adapted to meet PRIVATE LABEL NATIONAL RESELLER's or
Customer's requirements.

e)	"Services" are considered Product development and
enhancement, Product customization. Product installation and deployment, telephone, on-line or on site training, support any other activity involved in helping the Licensee to use the software.

f)	"Project Document" means one or more documents
detailing the deployment, time lines and expected functionality of the Products to be delivered. A
Project Document shall be issued on each sale and approved by Manufacturer, PRIVATE LANEL MATIONAL
RESELLER and the Customer before the conditions of the sale become binding to any party. The Project
Document has quality of contract and shall not be amended unless in writing as detailed in the Changes and Amendments section of the Agreement.

g)	"Delivery" means the date when Manufacturer places the
Product(s) or Custom Products at the PRIVATE LABEL
NATIONAL RESELLER's representative's disposal at the location agreed to by Manufacturer and PRIVATE ;LABEL
NATIONAL RESELLER and meeting the functionality and objectives specified in a Project Document, as outlined in Exhibit E.

h)	"Exhibits" means attachments to this Agreement that
describe or otherwise apply to the sale or license of Products Custom Products or Support.

i)	"Net PRIVATE LABEL NATIONAL RESELLER Price" for
Products purchased under this Agreement means the Manufacturer list price in effect at the time and order from PRIVATE LABEL NATIONAL RESELLER is received by Manufacturer, less the applicable discounts based on PRIVATE LABEL NATIONAL RESELLER's commitments specified in Exhibits.

j)	"Specifications" means specific technical information
supplied by Manufacturer about the Products and in effect on the date of Delivery of PRIVATE LABEL
NATIONAL RESELLER's order.

k)	"Territory" means the geographic location in which
PRIVATE LABEL NATIONAL RESELLER may distribute
Products, as specified in an Exhibit.

l)	"Marketing" activity includes the active sourcing of
prospective buyers of the Products. Custom Products and Support. This activity shall include direct mail, telephone marketing, personal contact, trade shows, and the creation of alliances with other individuals and organizations to promote the successful Customer billing for the Products or Services.

m)	"Sales" activity includes working with prospective
buyers to provide demonstration of the Products, Custom Products and Support, both on-lne and on-site.
In addition, Sales activity includes system configuration design, pricing, specification of payment terms, Financing and closing Sales of the Products, Custom Products and Support.

n)	"Unauthorized Use" of Products refers to the operation
of products by any party, including but not limited to the third deemed to be in discrepancy with this or other Agreements, such as, but not limited to, Payment
Schedules or any applicable laws.

o)	"Customer License Agreement" means a legal agreement
detailing specifically the right, obligations, limitations and liabilities that delineate authorized
Software usage, storage and duplication.

2.	APPOINTMENT
a.	Manufacturer hereby appoints PRIVATE LABEL NATIONAL
RESELLER as an exclusive Distributor of certain
Manufacturer Products, Custom Products and Support within the Territory. PRIVATE LABEL NATIONAL RESELLER may distribute those Products, Custom Products and Support to sub-distributors and/or to Customers. The
PRIVATE LABEL NATIONAL RESELLER will have the right to enter into agreement with third parties and companies designated as "Sub-Distributors," under terms and conditions to be determined solely by the parties to such agreements, for the purposes of distributing the Products to Customers identified and serviced by them.

b.	The nature and scope of PRIVATE LABEL NATIONAL
RESELLER's authorization is detailed in this agreement. The specific Products, Custom Products and
Support covered by PRIVATE LABLE NATIONAL RESELLER's authorization, including any discounts and commitment levels, are detailed in the attached Exhibits.

c.	PRIVATE LABEL NATIONAL RESELLER accepts the
appointment subject to the terms set forth in this Agreement.

3.	PRIVATE LABEL NATIONAL RESELLERS RESPONSIBILITIES

a)	PRIVATE LABEL NATIONAL RESELLER AGREES TO:

i.	Focus its activities on the marketing and sales
of Products, Custom Products and Support identified in this agreement by strictly conforming to a mutually agreed marketing development plan signed by Manufacturer and PRIVATE LABEL NATIONAL RESELLER.

ii.	Promptly forward to Customers all technical sales
and promotional materials and other Products, Custom Products and Support information provided by Manufacturer.

iii.	Ensure that on going Pre-Sales support for
Products, Custom Products and Support is provided to Customers. PRIVATE LABEL NATIONAL RESELLER will maintain or make available such qualified personnel as necessary to provide timely and knowledgeable Pre-Sales support services.
PRIVATE LABEL NATIONAL RESELLER will be
responsible for first line Pre-Sales support.
Manufacturer will provide Pre-Sales support whenever the Customer request requires technical knowledge beyond that of the PRIVATE LABEL
NATIONAL RESELLER personnel.

iv.	Maintain on it's staff appropriate sales
representatives trained by Manufacturer on the Products, Custom Products and Support.

v.	Ensure that no sale, advertising, promotion,
display or disclosure of any features,
availability or pricing of any new Products, Custom Products or Support Services takes place before Manufacturer's public announcement of that product.

vi.	Promptly respond to all Customer inquiries and
requests related to Products, Custom Products and Support.

vii.	Authorize Manufacturer's representatives, if
applicable and approved by PRIVATE LABEL NATIONAL
RESELLER to call on Customers for training on the Products and Custom Products until such time that PRIVATE NATIONAL RESELLER can carry out such duties itself.

viii.	Promptly report in writing all suspected products
and custom products defects to manufacturer.

ix.	Interact with Manufacturer or a regular basis
concerning information pertaining to market conditions, sales forecasting, and product planning.

x.	Be responsible for its own lead generation and
marketing.

xi.	Provide all services related to the use,
maintenance, training, deployment, customization, and support (as noted above) of Manufacturer's product(s)

xii.	Promptly report in writing any unauthorized use
of the products and/or Custom Products.

xiii.	Not perform a sale, lease, installation on
deployment of any kind, for any product to any person or entity that didn't previously sigh a valid currently in effect Customer License
Agreement.

b) PRIVATE LABEL NATIONAL RESELLER may advertise
Products with ins territory.

c) PRIVATE LABEL NATINAL RESELLER will work with Manufacturer to identify customer requirements for Product development and improvements. To accomplish this, PRIVATE LABEL NATIONAL RESELLER and Manufacturer will hold quarterly Marketing Product Management meetings to discuss Product changes, improvements, and additions, and future Product development.

4.	Manufacturer RESPONSIBILITIES

a)	During the first 90 days after this Agreement begins,
Manufacturer will provide to PRIVATE LABEL NATIONAL
RESELLER working copies and licensee of the Product
Software, to be used for prospective customer demonstration and training of PRIVATE LABEL NATIONAL
RESELLER personnel.

b)	All licenses to PRIVATE LABEL NATIONAL RESELLER will
be granted for the duration of this Agreement.

c)	During the first 90 days after this Agreement begins,
Manufacturer will provide to PRIVATE LABEL NATIONAL
RESELLER copies of User Implementation Manuals,
Product User Manuels and Training manuals for all Products.

d)	Manufacturer will provide business development and
marketing support to PRIVATE LABEL NATIONAL RESELLER to promote Product Sales to prospective Customers.

e)	Manufacturer will participate in quarterly Marketing
Product Management meeting to determine development priorities for the Products, and to address any current development needs or improvements.

f)	Manufacturer may provide pilot copies at special
pricing to introduce the Product in new markets. Such pilot programs will be discussed by Parties and will be agreed to on an as needed basis.

5.	RELATIONSHIP

a)	PRIVATE LABEL NATIONAL RESELLER and Manufacturer are
independent cntractors for purposes of this Agreement.
The Agreement does not establish a franchise, joint venture or partnership, or create any relationship of employer and employee, or principal and agent between the parties.

b)	Neither party will have, nor represent that it has,
any power, right, or authority to bind the other party, or to assume or create any obligation or responsibility, express or implied, on behalf of the other party, without such other party's express written consent. PRIVATE LABEL NATIOINAL RESELLER to
Customers with respect to price, quality, delivery, specifications, warranties, support, modifications, interfacing capability or suitability will be PRIVATE
P LABEL NATIONAL RESELLER's sole responsibility, and
PRIVATE LABEL NATIONAL RESELLER will indemnity
Manufacturer from any damages, liabilities or claims arising from any such commitment by PRIVATE LABEL
NATIONAL RESELLER.

c)	This Agreement applies only to the Products listed on
the Exhibits. PRIVATE LABEL NATIONAL RESELLER acknowledges that Manufacturer may market other
Products, Manufacturer acknowledges that PRIVATE
LABEL NATIONAL RESELLER may market other Products, including those in competition with those listed on the Exhibits.

d)	Manufacturer will not be deemed a party to any
agreement between PRIVATE LABEL NATIONAL RESELLER and
Customer.

e)	The Parties understand that the PRIVATE LABEL NATIONAL
RESELLER will be the primary party responsible for market development. As such, the PRIVATE LABEL
NATIONAL RESELLER will provide significant input to Product development requirements to meet market needs.

6.	PRICES

a)	The parties understand that pricing is a function of
market forces including competition, product functionality, general customer ability to pay, and other factors. Determination of pricing is an ongoing activity. PRIVATE LABEL NATIONAL RESELLER and
Manufacturer will collaborate to establish pricing to meet market needs. This nay include development of several pricing structures aimed at different segments of the market.

b)	Manufacturer reserves the right to change pricing and
discounts upon prior written notice to PRIVATE LABEL
NATIONAL RESELLER or as specified in Exhibits.  If
PRIVATE LABEL NATIONAL RESELLER Price for any Product.
PRIVATE LABEL NATIONAL RESELLER should contact
Manufacturer. Notwithstanding and most quotes are valid for a period of at least forty-five (45) days, Manufacturer will provide at least sixty (60) days lead time in writing when revising its pricing.

c)	In the event that pricing increase, either as a result
of Manufacturer's corporate list price increases or
through applicable discount reductions such price
increases will apply to orders that are received after
the effective date of the price increase.
Manufacturer will invoice PRICATE LABEL NATIONAL
RESELLER for all unshipped order that were received
prior to the effective date of the price increase
based on the previous lower price.
d)	List prices are suggested prices for resale to
Customers and a basis for calculating Net PRIVATE
LABEL NATIONAL RESELLER Price.  PRIVATE LABEL NATIONAL
RESELLER has the right to determine its own resale prices, and Manufacturer will not equire that any particular resale price be charged by PRIVATE LABEL
NATIONAL RESELLER or grant or withhold any benefits to PRIVATE LABEL NATIONAL RESELLER agrees that it will promptly report any effort by Manufacturer personnel to interfere with its pricing policies.

7.	DISCOUNTS

a)	Discounts additional to those offered to PRIVATE LABEL
NATIONAL RESELLER will be considered by both parties on a case-by-case basis. The discount revenue originating from the sale of discounted products shall be distributed at the same proportional rate as that generated by the sale of Products or Services at full price.

8.	ORDERS, SHIPMENT AND DELIVERY

a)	Manufacturer will ship Products to any PRIVATE LABEL
NATIONAL RESELLER location designated in an order received from PRIVATE LABEL NATIONAL RESELLER so long as the location is within the PRIVATE LABEL NATIONAL
RESELLER's territory.

b)	Delivery is subject to Product availability at the
time a Customer's order is received.  At any time
Manufacturer may, at its discretion, schedule or reschedule any order, or decline any order that requires an unreasonably large quantity within an unreasonable timeframe.

     9. PAYMENT

a)	Any PRIVATE LABEL NATIONAL RESELLER claim for
adjustment for an invoice shall be deemed to be waived if PRIVATE LABEL NATIONAL RESELLER fails to present such claim in writing ninety (90) days from the date of the invoice. No claims, credits, or offsets may be deducted from any invoice.

b)	If PRIVATE LABEL NATIONAL RESELLER and Manufacturer
are unable to resolve any questions or objections to the statement of PRIVATE LABEL NATIONAL RESELLER's account or invoice, the parties may file suit against each other at any time up to one hundred eighty (180) days after the date of invoice or Statement of Account in question.

c)	PRIVATE LABEL NATIONAL RESELLER will make payments to
Manufacturer as specified in Exhibit D.
     10. PRODUCT MODIFICATION

a)	Manufacturer may make changes in the design or
Specifications of Products and add Products to Exhibits at any time. Manufacturer must notify
PRIVATE LABEL NATIONAL RESELLER of said charges in a Version Udate Description document which details and describes all changes to the program. PRIVATE LABEL
NATIONAL RESELLER must receive said document at least
5 working days before any changes are implemented at Customer sites.

b)	Manufacturer may delete Products from Exhibits upon 90
days of written notice to PRIVATE LABEL NATIONAL
RESELLER.

c)	PRIVATE LABEL NATIONAL RESELLER may not modify
Products without Manufacturer's prior written consent.

11. RECORD KEEPING AND AUDIT

a)	For purposes such as Product safety notification,
operational problems correction and compliance with this Agreement, PRIVATE LABEL NATIONAL RESELLER will maintain records of Customer purchases for two (2) years from the date of sale by PRIVATE LABEL NATIONAL RESELLER. These records must include the Customer's name, address, phone number, date of sale, Product numbers, quantities, serial numbers, and shipment address.

b)	Once per month PRIVATE LABEL NATIONAL RESELLER will
provide point of sale data to Manufacturer. These reports will include date of sale, model number, price, Customer site, address and zip code, in a format specified by Manufacturer.

c)	In the event that PRIVATE LABEL NATIONAL RESELLER fails
to comply with Manufacturer's request for information under Section 10 of the Agreement, Manufacturer will have the right to immediately terminate this Agreement.

d)	Manufacturer may debit PRIVATE LABEL NATIONAL RESELLER
for all wrongfully claimed discounts, rebates, promotional allwances or other disputed amounts determined as a result of Manufacturer's audit.

12. TERM

a)	This Agreement will remain in effect for a period of
thirty six (36) months from the effective date. This contract will renew automatically for additional twenty four (24) month period.

13. TERMINATION

a)	This Agreement may be terminated by either party based upon
material breach by the other party upon thirty (30) days prior written notice to the breaching or defaulting party, unless such breach is cured within thirty (30) days. For purposes of the foregoing, material breach may include but is not limited to, any material violation or failure by either party of its obligations identified herein.

b)	In addition, this Agreement may be immediate terminated by
either party if the other party: a) becomes insolvent or unable to pay its debts as they mature, b) voluntarily or involuntarily files for bankruptcy or c) makes an assignment of this Agreement for the benefit of its creditors.

c)	Termination of this Agreement for any reason shall not
affect the obligations that have accrued to the date of termination.

d)	Effective immediately upon termination of this Agreement:

i.	PRIVATE LABEL NATIONAL RESELLER will cease to be
an authorized Manufacturer PRIVATE LABEL NATIONAL
RESELLER and will cease form representing itself
s such.
ii.	PRIVATE LABEL NATIONAL RESELLER will not use any
Manufacturer Marks.
iii.	PRIVATE LABEL NATIONAL RESELLER will cease
utilization of any Product licensed for
demonstration purposes, including, but not limited to, those set forth in Section 4(a) of this agreement, unless Manufacturer's prior written consent is obtained.

e)	Upon termination, all of PRIVATE LABEL NATIONAL RESELLER's
rights to any Manufacturer promotional services will automatically terminate.

f)	Both parties shall, upon termination, be held accountable
for continued delivery of pending payments or goods.

g)	Both parties shall, upon termination, be held accountable
for continued delivery of Services as agreed to in any outstanding Project Documents.

h)	Termination to this Agreement does not constitute release
from responsibilities set forth in other documents such as a Project Document, Payment Schedule or Sales Agreement.






14. INTERNATIONAL SALES

To the extent permitted by applicable law, PRIVATE LABEL
NATIONAL RESELLER will not, without Manufacturer's prior written consent, sell Products outside its Territory. Upon written consent from Manufacturer, PRIVATE LABEL NATIONAL
RESELLER may export Products, directly or indirectly, provided that PRIVATE LABEL NATIONAL RESELLER first obtains a license from the United States Department of Commerce or any other appropriate agency or department of the United
States government, and/or the regulatory agency of any other government, as required. Accorndingly, any Products sold outside it Territory will be subject to the terms and conditions of this agreement.

15. CHANGES AND AMENDMENTS

a)	From time to time, Manufacturer and PRIVATE LABEL NATIONAL
RESELLER may agree to add or delete Products from this agreement.

b)	Any amendment will automatically become a part of this
Agreement or the Exhibits herein on the effective date specified in the notice, unless PRIVATE LABEL NATIONAL RESELLER provides Manufacturer with written notice of itsobjection to such amendment with in fifteen (15) days of PRIVATE LABEL NATIONAL RESELLER do not reach agreement to the amendment within thirty (30) days after Manufacturer's receipt of PRIVATE LABEL NATIONAL RESELLER's objection, either party may terminate this Agreement.

c)	Each party agrees that the other has made no commitments
regarding the duration or renewal of this Agreement beyond those expressly stated in this Agreement.

d)	This Agreement or the Exhibits herein may only be amended,
modified or terminated in writing. Both parties agree that any actions in discord to this Agreement may not be used as a precedent to this Agreement by any other parties involved.

16. INDENNIFICATION

PRIVATE LABEL NATIONAL RESELLER shall defend, indemnity and hold Manufacturer harmless from and against all claims asserted by a third party (or parties) and related damages, losses, and expenses, including attorney's fees, arising out of or resulting form the services performed or neglected to be performed by PRIVATE LABEL NATIONAL RESELLER, provided that any such claim, damage, loss or expense is caused by PRIVATE LABEL NATIONAL RESELLER, anyone directly or indirectly employed by PRIVATE LABEL NATIONAL RESELLER, or anyone else for whose acts PRIVATE LABEL NATIONAL RESELLER may be liable, whether such acts are negligent or otherwise.

Manufacturer shall defend, indemnity and hold PRIVATE LABEL NATIONAL RESELLER harmless from and against all claims asserted by a third party (or parties) and related damages, losses, and expenses, including attorney's fees, arising out of or resulting from the services performed or neglected to be performed by Manufacturer, provided that any such claim, damage, loss or expense is caused by Manufacurer, anyone directly or indirectly employed by Manufacturer, or anyone else for whose acts Manufacturer may be liable, whether such acts are negligent or otherwise. These obligations survive the term of this Agreement.

17. INTELLECTUAL PROPERTY AND ESCROW

Manufacturer will remain the sole owner of any and all intellectual property rights. Sales of products under this agreement will be for the licensed use of the intellectual property. Manufacturer shall employ any means of software protection to guard against unauthorized use.

Manufacturer will keep a copy of the Source Code for all products in Escrow at a reputable third party, which shall be a layer or certified public accountant.
Said Source Code in escrow will be renewed periodically to assure that the latest version of the Product Source Code is available to the PRIVATE LABEL
NATIONAL RESELLER is case that Manufacturer becomes insolvent, is unable to maintain the code or otherwise relinquishes its responsibility under this Agreement in a manner that negatively affects the ability of the PRIVATE LABEL NATIONAL RESELLER to support its
Customers and the ability of Customers to operate the software Products they have licensed.

The Source Code in Escrow will be released only under one of the following circumstances:

a)	Upon Agreement by Manufacturer and PRIVATE LABEL
NATIONAL RESELLER, communicated to the holder of the Source Code in escrow in writing, signed by both Manufacturer and PRIVATE LABEL NATIONAL
RESELLER

b)	By order of the court.

18. MISCELLANEOUS

This Agreement shall be governed and construed, performed and enforced in accordance with the substantive laws of the State of Tennessee without regard to conflict of law principles.

Either party may assign this Agreement to a Parent Company or a fully owned subsidiary or affiliate. Such party will inform the other party of said assignment in writing within five (5) business days of the assignment. This contract cannot be assigned to third parties without the written consent of the remaining party.

Any legal proceedings brought by or against the parties with respect to this Agreement shall be brought in the courts of the state of Tennessee, and the parties herby irrevocably submit to such jurisdiction and hereby irrevocably waive any and all objections which they may have with respect to venue in any of the above courts.

This Agreement constitutes the complete and exclusive agreement of the parties with respect to the services, superseding all other communications of any kind by any means between Manufacturer and PRIVATE LABEL NATIONAL
RESELLER relating to the subject matter of this Agreement.
The parties have read this Agreement, and they agree to be bound by its terms.

Any amendment or waiver of this Agreement or any exhibit thereto, must be in writing, executed by Manufacturer and PRIVATE LABEL NATIONAL RESELLER. The parties do not intend by this Agreement to create any benefit for any third-party, and no third-party shall have any right under the Agreement.

All notices that are required under this Agreement must be in writing addressed to the authorized representative of the recipient as provided below or to its authorized designers may be designated from time to time. Such notices will be considered given as of twenty four (24) hours after sending by electronic means, facsimile transmission, overnight courier, or hand delivery, or as of five (5) days of certified mailing.

19. EXHIBITS

The following Exhibits will be attached hereto and will be incorporated into this Agreement at such time. The parties agree to work diligently together and use their best efforts to prepare such Exhibits in a timely manner.

A.	Price List and PRIVATE LABEL NATIONAL RESELLER Discount
B.	Territory

C.	Distribution Products

D.	Fees and Payments

E.	Project Document Description

In the event of any conflict between the terms and conditions of the Exhibits mentioned above and the terms and conditions set forth in this Agreement, the latter shall govern.


20. ARBITRATION

All conflicts and disputes concerning the terms and conditions of this Agreement shall be settled amicably by mutual agreement by the parties hereto. In the absence of such mutual agreement, all disputes will be submitted to final and binding arbitration pursuant to the rules of the American Arbitration Association, one arbitrator. The arbitration shall be filed and heard at the Clarksville, Tennessee Regional Association office of the American Arbitration Association. The cost will be allocated among the parties according to the arbitrator's discretion. The arbitrator's award may be confirmed and entered as a final judgment in any court of competent jurisdiction and enforced accordingly. The arbitration clause shall not prevent the Manufacturer's absolute right to seek an injunction or restraining order regarding any alleged breach(s) by the PRIVATE LABEL NATIONAL RESELLER of its Section 13 obligations and covenants.


IN WITNESS WHEREOF, The parties have duly executed this Agreement effective as of the date indicated above.

Nymbus                                Totalmed Systems, Inc.



By:  /s/ David Twillie                By:  /s/ James Sterling